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Exhibit 99.2

[FRB LOGO]	Boston Properties, Inc. 111 Huntington Avenue Boston, MA 02199 (NYSE: BXP)
AT THE COMPANY Kathleen DiChiara Investor Relations (617) 236-3300	AT FRB/WEBER SHANDWICK Marilynn Meek—General Info. (212) 445-8431 Suzie Pileggi—Media (212) 445-8170
FOR IMMEDIATE RELEASE: October 21, 2003

BOSTON PROPERTIES, INC. ANNOUNCES
THIRD QUARTER 2003 RESULTS

Reports diluted FFO per share of $0.98	Reports diluted EPS of $0.48

BOSTON, MA, October 21, 2003—Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, today reported results for the third quarter ended September 30, 2003.

Funds from Operations (FFO) for the quarter ended September 30, 2003 were $99.1 million, or $1.02 per share basic and $0.98 per share diluted before the application of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended. This compares to FFO of $99.0 million, or $1.04 per share basic and $1.00 per share diluted for the quarter ended September 30, 2002. The weighted average number of basic and diluted shares outstanding totaled 97,360,498 and 107,231,333, respectively, for the quarter ended September 30, 2003 and 94,903,894 and 105,724,729, respectively, for the same quarter last year.

Net income available to common shareholders per share (EPS) for the quarter ended September 30, 2003 was $0.48 basic and $0.48 on a diluted basis. This compares to EPS for the third quarter of 2002 of $0.75 basic and $0.74 on a diluted basis. EPS for the third quarter of 2003 includes a charge of ($0.10) for the cumulative effect of a change in accounting principle related to the adoption of SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" and $0.02 related to a gain on sale of real estate and other assets. EPS for the third quarter of 2002 included $0.19 related to gains on sales of real estate and discontinued operations. Excluding the impact of these items, diluted EPS was $0.56 for the quarter ended September 30, 2003 compared to $0.55 for the third quarter of 2002.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended September 30, 2003. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of September 30, 2003, the Company's portfolio consisted of 139 properties comprising more than 43.5 million square feet, including three properties under construction totaling 2.0 million square feet. The overall percentage of leased space for the properties in service as of September 30, 2003 was 92.2%.

Significant events of the third quarter include:

  •
  On August 5, 2003, the Company acquired the remaining outside interests in its One Freedom Square and Two Freedom Square joint venture properties located in Reston, Virginia for an aggregate of $36.0 million of cash and the assumption of the outside partner's share of the mortgage debt on the properties of approximately $56.4 million and $35.4 million, respectively. Subsequent to the acquisition, the Company repaid in full the mortgage debt on the Two Freedom Square property totaling $70.7 million. For 2004, the Company projects these properties' combined Unleveraged FFO Return to be 10.8% and Unleveraged Cash Return to be 9.8%. The calculation of these returns and related disclosures are presented on the accompanying table entitled "Projected 2004 Returns on Acquisitions." There can be no assurances that actual returns will not differ materially from these projections. Also on August 5, 2003, the Company acquired a 5.2-acre parcel of land in Reston, Virginia for $13.5 million of cash. The site will support approximately 507,000 square feet of commercial development.

  •
  On August 12, 2003, Boston Properties Limited Partnership, the Company's Operating Partnership, exercised its redemption right and caused all of the outstanding Series One Preferred Units to be converted into common Operating Partnership units.

  •
  On August 19, 2003, the Company recognized a gain on sale of $1.3 million (net of minority interest in Operating Partnership's share of $0.3 million) related to the transfer of the remaining mortgage on the Five Times Square property in New York City.

  •
  On September 4, 2003, the Company modified an $87.9 million mortgage loan that is secured by the 601 and 651 Gateway Boulevard properties in South San Francisco, California. The loan bore interest at 8.40% per annum and was scheduled to mature on October 1, 2010. In connection with the modification, the Company repaid $5.7 million of principal. The modified mortgage loan of $82.2 million requires monthly payments equal to the net cash flow from the property which will be allocated first to interest based on a rate of 3.50% per annum with the remainder applied to principal. The modified mortgage loan matures on September 1, 2006.

  •
  On September 9, 2003, the Company completed registered exchange offers for its 5.625% senior notes due 2015 and 5.00% senior notes due 2015, as required by agreements with the initial purchasers of the notes. The exchanges did not involve any changes in principal amount, interest rate or other terms of the notes.

  •
  On September 11, 2003, the Company entered into a joint venture with an unaffiliated third party to pursue the development of a Class A office property at 801 New Jersey Avenue in Washington, D.C. that would support approximately 1.1 million square feet of commercial development. The Company made an initial cash contribution of $3.0 million for a 50% interest in the joint venture.

Effective July 1, 2003, the Company adopted SFAS No. 150 "Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity," which establishes a new standard for reclassifying certain financial instruments (e.g., minority interest in equity of consolidated joint ventures) from either equity or mezzanine presentation to liabilities. The liability is initially measured at fair value with subsequent changes in fair value of the instruments recognized through earnings. SFAS No. 150 requires the minority interest in equity of one of the Company's consolidated joint ventures to be reflected at fair value. Accordingly upon adoption of SFAS No. 150, the Company recognized a non-cash charge of $9.8 million (net of minority interest in Operating Partnership's share of $2.2 million) to account for the cumulative effect of adjusting the venture partner's outside minority interest to fair value. Under SFAS No. 150, the Company is not permitted to recognize its share of appreciation in the venture's net assets until later realized through sale or liquidation.

Transactions completed subsequent to September 30, 2003:

  •
  On October 8, 2003, the Company acquired 1333 New Hampshire Avenue, a 320,000 square foot Class A office property in Washington, D.C. at a purchase price of approximately $111.6 million. The acquisition was financed with borrowings under the Company's unsecured revolving credit facility and available cash. The property is 100% leased. For 2004, the Company projects this property's Unleveraged FFO Return to be 10.6% and Unleveraged Cash Return to be 8.2%. The calculation of these returns and related disclosures are presented on the accompanying table entitled "Projected 2004 Returns on Acquisitions." There can be no assurances that actual returns will not differ materially from these projections.

EPS and FFO Per Share Guidance:

        The Company's guidance for the fourth quarter of 2003 and the full year of 2004 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. The reconciliation of Projected EPS to Projected FFO per share, as provided below, is consistent with the Company's historical computations.

	Fourth Quarter 2003			Full Year 2004
	Low	–	High	Low	–	High

Projected EPS (diluted)	$0.59	–	$0.61	$2.23	–	$2.41
Add:
Projected Company Share of Real Estate Depreciation and Amortization	$0.45	–	$0.44	$1.85	–	$1.85
Projected Company Share of Net Derivatives	$0.00	–	$0.00	$0.00	–	$0.00
Less:
Dilutive Impact of Preferred Securities	$0.04	–	$0.04	$0.15	–	$0.15

Projected FFO per Share (diluted) before net derivatives	$1.00	–	$1.01	$3.93	–	$4.11

The foregoing estimates reflect management's view of current and future market conditions, including certain assumptions with respect to rental rates, occupancy levels and earnings impact of the events referenced in this release. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth above.

Boston Properties will host a conference call tomorrow, October 22, 2003 at 11:00 AM (Eastern Time), open to the general public, to discuss the results of this year's third quarter. The number to call for this interactive teleconference is (800) 240-5318. A replay of the conference call will be available through October 29, 2003 by dialing (800) 405-2236 and entering the passcode 547315. An audio-webcast will also be archived and may be accessed at www.bostonproperties.com in the Investors section under the heading Audio Archive.

Additionally, a copy of Boston Properties' third quarter 2003 "Supplemental Operating and Financial Data" and this press release are available in the Investors section of the Company's website at www.bostonproperties.com. These materials are also available by contacting Investor Relations at (617) 236-3322 or by written request to:

    Investor Relations
    Boston Properties, Inc.
    111 Huntington Avenue, Suite 300
    Boston, MA 02199-7610

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office, industrial and hotel properties. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in four core markets—Boston, Midtown Manhattan, Washington, D.C. and San Francisco.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words "expects," "plans," "estimates," "projects," "intends," "believes" and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties' control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants' financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, the impact of newly adopted accounting principles on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company does not undertake a duty to update forward-looking statements, including its expected operating results for the fourth quarter of 2003 and the full year of 2004.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
	(in thousands, except for per share amounts) (unaudited)
Revenue
Rental:
Base rent	$253,594	$229,453	$749,795	$678,766
Recoveries from tenants	42,079	34,884	119,222	103,409
Parking and other	13,249	13,056	41,399	37,610

Total rental revenue	308,922	277,393	910,416	819,785
Hotel revenue	17,542	20,007	48,001	20,007
Development and management services	3,616	2,571	13,635	7,979
Interest and other	1,089	1,222	2,167	4,804

Total revenue	331,169	301,193	974,219	852,575

Expenses
Operating:
Rental	107,404	95,118	302,195	269,940
Hotel	12,829	13,524	36,258	13,524
General and administrative	11,183	9,956	33,610	34,589
Interest	75,343	65,476	224,435	190,657
Depreciation and amortization	53,455	43,933	154,021	127,819
Net derivative (gains)/losses	(885)	5,284	1,038	10,413
Loss from early extinguishment of debt	—	—	1,474	—
Loss on investments in securities	—	—	—	4,297

Total expenses	259,329	233,291	753,031	651,239

Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and other assets, discontinued operations, cumulative effect of a change in accounting principle and preferred dividend	71,840	67,902	221,188	201,336
Minority interests in property partnerships	563	720	1,205	1,903
Income from unconsolidated joint ventures	1,343	2,530	5,354	5,871

Income before minority interest in Operating Partnership, gains on sales of real estate and other assets, discontinued operations, cumulative effect of a change in accounting principle and preferred dividend	73,746	71,152	227,747	209,110
Minority interest in Operating Partnership	(18,117)	(18,071)	(55,783)	(54,761)

Income before gains on sales of real estate and other assets, discontinued operations, cumulative effect of a change in accounting principle and preferred dividend	55,629	53,081	171,964	154,349
Gains on sales of real estate and other assets, net of minority interest	1,341	3,644	57,729	3,644

Income before discontinued operations, cumulative effect of a change in accounting principle and preferred dividend	56,970	56,725	229,693	157,993
Discontinued Operations:
Income from discontinued operations, net of minority interest	—	3,032	1,938	9,350
Gains on sales of real estate from discontinued operations, net of minority interest	—	11,910	73,436	17,750

Income before cumulative effect of a change in accounting principle and preferred dividend	56,970	71,667	305,067	185,093
Cumulative effect of a change in accounting principle, net of minority interest	(9,846)	—	(9,889)	—

Income before preferred dividend	47,124	71,667	295,178	185,093
Preferred dividend	—	(126)	—	(3,412)

Net income available to common shareholders	$47,124	$71,541	$295,178	$181,681

Basic earnings per share:
Income available to common shareholders before discontinued operations and cumulative effect of a change in accounting principle	$0.58	$0.59	$2.38	$1.68
Discontinued operations, net of minority interest	—	0.16	0.78	0.29
Cumulative effect of a change in accounting principle, net of minority interest	(0.10)	—	(0.10)	—

Net income available to common shareholders	$0.48	$0.75	$3.06	$1.97

Weighted average number of common shares outstanding	97,360	94,904	96,547	92,413

Diluted earnings per share:
Income available to common shareholders before discontinued operations and cumulative effect of a change in accounting principle	$0.58	$0.59	$2.34	$1.64
Discontinued operations, net of minority interest	—	0.15	0.77	0.29
Cumulative effect of a change in accounting principle, net of minority interest	(0.10)	—	(0.10)	—

Net income available to common shareholders	$0.48	$0.74	$3.01	$1.93

Weighted average number of common and common equivalent shares outstanding	99,183	96,181	98,029	94,026

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2003	December 31, 2002
	(in thousands, except for share amounts) (unaudited)
ASSETS
Real estate	$8,060,525	$7,781,684
Development in progress	481,571	448,576
Land held for future development	232,361	215,866
Real estate held for sale, net	—	224,585
Less: accumulated depreciation	(952,754)	(822,933)

Total real estate	7,821,703	7,847,778
Cash and cash equivalents	37,621	55,275
Cash held in escrows	27,992	41,906
Tenant and other receivables, net	21,813	20,458
Accrued rental income, net	175,063	165,321
Deferred charges, net	178,819	176,545
Prepaid expenses and other assets	57,012	18,015
Investments in unconsolidated joint ventures	88,632	101,905

Total assets	$8,408,655	$8,427,203

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgage notes payable	$3,450,112	$4,267,119
Unsecured senior notes, net of discount	1,470,231	747,375
Unsecured bridge loan	—	105,683
Unsecured line of credit	—	27,043
Accounts payable and accrued expenses	69,940	73,846
Dividends and distributions payable	83,972	81,226
Interest rate contracts	9,875	14,514
Accrued interest payable	44,010	25,141
Minority interest in property partnership	12,019	—
Other liabilities	69,242	81,085

Total liabilities	5,209,401	5,423,032

Commitments and contingencies		—

Minority interests	827,537	844,581

Stockholders' equity:
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 97,656,565 and 95,441,890 shares issued and 97,577,665 and 95,362,990 shares outstanding in 2003 and 2002, respectively	976	954
Additional paid-in capital	2,084,375	1,982,689
Earnings in excess of dividends	312,868	198,586
Treasury common stock, at cost	(2,722)	(2,722)
Unearned compensation	(7,271)	(2,899)
Accumulated other comprehensive loss	(16,509)	(17,018)

Total stockholders' equity	2,371,717	2,159,590

Total liabilities and stockholders' equity	$8,408,655	$8,427,203

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
	(in thousands, except for per share amounts) (unaudited)
Net income available to common shareholders	$47,124	$71,541	$295,178	$181,681
Add:
Preferred dividend	—	126	—	3,412
Minority interest in Operating Partnership	18,117	18,071	55,783	54,761
Cumulative effect of a change in accounting principle, net of minority interest	9,846	—	9,889	—
Less:
Minority interests in property partnerships	563	720	1,205	1,903
Income from unconsolidated joint ventures	1,343	2,530	5,354	5,871
Gains on sales of real estate and other assets, net of minority interest	1,341	3,644	57,729	3,644
Income from discontinued operations, net of minority interest	—	3,032	1,938	9,350
Gains on sales of real estate from discontinued operations, net of minority interest	—	11,910	73,436	17,750
Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and other assets, discontinued operations, cumulative effect of a change in accounting principle and preferred dividend	$71,840	$67,902	$221,188	$201,336
Add:
Real estate depreciation and amortization	54,606	46,971	158,735	136,502
Income from discontinued operations	—	3,687	2,355	11,417
Income from unconsolidated joint ventures	1,343	2,530	5,354	5,871
Loss from early extinguishment of debt associated with the sale of real estate	—	—	1,474	—
Less:
Minority interests in property partnerships' share of funds from operations	(805)	(521)	(2,513)	(1,833)
Preferred dividends and distributions	(5,183)	(6,162)	(16,806)	(22,785)

Funds from operations	121,801	114,407	369,787	330,508
Add (subtract):
Net derivative (gains)/losses (SFAS No. 133)	(885)	5,284	1,038	10,413
Early surrender lease adjustment (2)	—	667	—	8,520

Funds from operations before net derivative losses (SFAS No. 133) and after early surrender lease adjustment	$120,916	$120,358	$370,825	$349,441

Funds from operations available to common shareholders before net derivative losses (SFAS No. 133) and after early surrender lease adjustment	$99,057	$98,980	$305,122	$286,080

Weighted average shares outstanding—basic	97,360	94,904	96,547	92,413

FFO per share basic before net derivative losses (SFAS No. 133) and after early surrender adjustment	$1.02	$1.04	$3.16	$3.10

FFO per share basic after net derivative losses (SFAS No. 133) and before early surrender lease adjustment	$1.02	$0.99	$3.15	$2.93

Weighted average shares outstanding—diluted	107,231	105,725	106,839	105,870

FFO per share diluted before net derivative losses (SFAS No. 133) and after early surrender lease adjustment	$0.98	$1.00	$3.04	$2.95

FFO per share diluted after net derivative losses (SFAS No. 133) and before early surrender lease adjustment	$0.99	$0.95	$3.03	$2.80

(1)
Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), we calculate Funds from Operations, or "FFO," by adjusting net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP"), including non-recurring items), for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. In addition to presenting FFO in accordance with the NAREIT definition, we also disclose FFO after specific supplemental adjustments, including net derivative losses and early surrender lease adjustments. Although our FFO as adjusted clearly differs from NAREIT's definition of FFO, as well as that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and FFO as adjusted should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)
Represents cash received under contractual obligations.

BOSTON PROPERTIES, INC.

PROJECTED 2004 RETURNS ON ACQUISITIONS

	1333 New Hampshire Avenue	One and Two Freedom Square
	(dollars in thousands)
Base rent and recoveries from tenants	$12,600	$27,663
Straight-line rent	800	3,467
Fair value lease revenue	2,000	(1,393)

Total rental revenue	15,400	29,737
Operating Expenses	3,300	6,922

Revenue less Operating Expenses	12,100	22,815
Interest expense	—	(5,178)
Depreciation and amortization	(3,100)	(5,330)

Net income	$9,000	$12,307
Add:
Interest expense	—	5,178
Depreciation and amortization	3,100	5,330

Unleveraged FFO	$12,100	$22,815
Less:
Straight-line rent	(800)	(3,467)
Fair value lease revenue	(2,000)	1,393

Unleveraged Cash	$9,300	$20,741 (3)
Cash	$113,800	$36,000
Total debt	—	151,500
Existing equity	—	6,100
Costs to complete	—	18,300

Total Investment	$113,800	$211,900
Unleveraged FFO Return (1)	10.6%	10.8%
Unleveraged Cash Return (2)	8.2%	9.8%

(1)
Unleveraged FFO Return is determined by dividing Unleveraged FFO by Total Investment. Other real estate companies may calculate this return differently. Management believes projected Unleveraged FFO Return is a useful measure in the real estate industry when determining the appropriate purchase price for a property or estimating a property's value. When evaluating acquisition opportunities, management considers, among other factors, projected Unleveraged FFO Return because it excludes, among other items, interest expense (which may vary depending on the level of corporate debt or proprety-specific debt), as well as depreciation and amortization expense (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates) In addition, management considers its cost of capital and available financing alternatives in making decisions concerning acquisitions.

(2)
Unleveraged Cash Return is determined by dividing Unleveraged Cash by Total Investment. Other real estate companies may calculate this return differently. Management believes that projected Unleveraged Cash Return is also a useful measure of a property's value when used in addition to Unleveraged FFO Return because it eliminates the effect of straight-lining of rent and the FAS 141 treatment of in-place above and below market leases which over the forecasted period enables an investor to assess the cash on cash return from the property.

(3)
Does not include approximately $1.3 million of free rent granted to a tenant for the first four months of 2004.

        Management is presenting these projected returns and related calculations to assist investors in analyzing the Company's recent acquisitions. Management does not intend to present this data for any other purpose, for any other period or for its other properties, and is not intending for these measures to otherwise provide information to investors about the Company's financial condition or results of operations. The Company does not undertake a duty to update any of these projections.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	September 30, 2003	December 31, 2002
Greater Boston	87.5%	91.8%
Greater Washington, D.C.	95.1%	95.9%
Midtown Manhattan	98.9%	98.4%
Baltimore, MD	98.5%	97.6%
Richmond, VA	88.9%	91.8%
Princeton/East Brunswick, NJ	95.0%	93.3%
Greater San Francisco	85.5%	87.4%
Bucks County, PA	100.0%	100.0%

Total Portfolio	92.2%	93.9%

	% Leased by Type
	September 30, 2003	December 31, 2002
Class A Office Portfolio	93.0%	94.1%
Office/Technical Portfolio	86.1%	89.7%
Industrial Portfolio	56.6%	100.0%

Total Portfolio	92.2%	93.9%

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  Exhibit 99.2
BOSTON PROPERTIES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS
BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS
BOSTON PROPERTIES, INC. FUNDS FROM OPERATIONS (1)
BOSTON PROPERTIES, INC. PROJECTED 2004 RETURNS ON ACQUISITIONS
BOSTON PROPERTIES, INC. PORTFOLIO LEASING PERCENTAGES